PZENA INVESTMENT MANAGEMENT, INC. REPORTS RESULTS
FOR THE THIRD QUARTER OF 2011

•	Revenue was $20.0 million, operating income was $10.3 million.

•	Diluted earnings per share was $0.05 on GAAP basis and $0.08 on non-GAAP basis.

NEW YORK, NEW YORK, October 25, 2011 – Pzena Investment Management, Inc. (NYSE: PZN) reported the following GAAP and non-GAAP basic and diluted net income and earnings per share for the three and nine months ended September 30, 2011 and 2010 (in thousands, except per-share amounts):

	GAAP Basis		Non-GAAP Basis
	For the Three Months		For the Three Months
	Ended September 30,		Ended September 30,
	2011	2010	2011	2010
	(unaudited)

Basic Net Income	$497	$1,219	$829	$758
Basic Earnings Per Share	$0.05	$0.13	$0.08	$0.08

Diluted Net Income	$497	$5,632	$5,292	$5,171
Diluted Earnings Per Share	$0.05	$0.09	$0.08	$0.08

	GAAP Basis		Non-GAAP Basis
	For the Nine Months		For the Nine Months
	Ended September 30,		Ended September 30,
	2011	2010	2011	2010
	(unaudited)

Basic Net Income	$3,013	$2,676	$2,757	$2,236
Basic Earnings Per Share	$0.31	$0.29	$0.28	$0.25

Diluted Net Income	$18,350	$16,096	$18,094	$15,656
Diluted Earnings Per Share	$0.28	$0.25	$0.28	$0.24

The results for the three and nine months ended September 30, 2011 and 2010 include adjustments related to the Company’s tax receivable agreement and the associated liability to selling and converting shareholders.  Management believes that these accounting adjustments add a measure of non-operational complexity which obscures the underlying performance of the business.  In evaluating the financial condition and results of operations, management also reviews non-GAAP measures of earnings, which exclude these items.  Excluding these adjustments, non-GAAP diluted net income and non-GAAP diluted net income per share were $5.3 million and $0.08, respectively, for the three months ended September 30, 2011, and $5.2 million and $0.08, respectively, for the three months ended September 30, 2010.  Non-GAAP diluted net income and non-GAAP diluted net income per share were $18.1 million and $0.28, respectively, for the nine months ended September 30, 2011, and $15.7 million and $0.24, respectively, for the nine months ended September 30, 2010.  GAAP and non-GAAP net income for diluted earnings per share generally assume all operating company membership units are converted into Company stock at the beginning of the reporting period, and the resulting change to Company GAAP and non-GAAP net income associated with its increased interest in the operating company is taxed at the Company's effective tax rate, exclusive of these adjustments.  When this conversion results in an increase in earnings per share or a decrease in loss per share, diluted net income and diluted earnings per share are assumed to be equal to basic net income and basic earnings per share for the reporting period.

Management uses the non-GAAP measures to assess the strength of the underlying operations of the business.  It believes the non-GAAP measures provide information to better analyze the Company's operations between periods and over time.  Investors should consider the non-GAAP measures in addition to, and not as a substitute for, financial measures prepared in accordance with GAAP.

Assets Under Management (unaudited)
($ billions)
	Three Months Ended
	September 30,	June 30,	September 30,
	2011	2011	2010

Institutional Accounts
Assets
Beginning of Period	$12.9	$13.0	$10.0
Inflows	0.3	0.7	0.6
Outflows	(0.4)	(0.7)	(0.5)
Net Flows	(0.1)	0.0	0.1
Market Appreciation/(Depreciation)	(2.8)	(0.1)	1.2
End of Period	$10.0	$12.9	$11.3

Retail Accounts
Assets
Beginning of Period	$3.0	$3.3	$3.1
Inflows	0.2	0.2	0.3
Outflows	(0.4)	(0.5)	(0.7)
Net Flows	(0.2)	(0.3)	(0.4)
Market Appreciation/(Depreciation)	(0.6)	0.0	0.3
End of Period	$2.2	$3.0	$3.0

Total
Assets
Beginning of Period	$15.9	$16.3	$13.1
Inflows	0.5	0.9	0.9
Outflows	(0.8)	(1.2)	(1.2)
Net Flows	(0.3)	(0.3)	(0.3)
Market Appreciation/(Depreciation)	(3.4)	(0.1)	1.5
End of Period	$12.2	$15.9	$14.3

Financial Discussion

Revenue (unaudited)
($ thousands)
	Three Months Ended
	September 30,	June 30,	September 30,
	2011	2011	2010

Institutional Accounts	$17,363	$19,384	$15,491
Retail Accounts	2,587	2,987	2,991
Total	$19,950	$22,371	$18,482

	Nine Months Ended
	September 30,	September 30,
	2011	2010

Institutional Accounts	$55,406	$47,756
Retail Accounts	8,703	9,264
Total	$64,109	$57,020

Revenue was $20.0 million for the third quarter of 2011, an increase of 8.1% from $18.5 million for the third quarter of 2010, and a decrease of 10.7% from $22.4 million for the second quarter of 2011.

Average assets under management for the third quarter of 2011 was $14.3 billion, an increase of 5.1% from $13.6 billion for the third quarter of 2010, and a decrease of 12.3%, from $16.3 billion for the second quarter of 2011.

The weighted average fee rate was 0.560% for the third quarter of 2011, increasing from 0.544% for the third quarter of 2010, and from 0.549% for the second quarter of 2011.  The increase from the third quarter of 2010 and second quarter of 2011 was primarily due to performance fees recognized.  Institutional accounts comprised 81.8% of average assets for the three months ended September 30, 2011, compared to 77.2% of average assets for the three months ended September 30, 2010, and 80.4% of average assets for the three months ended June 30, 2011.

The weighted average fee rate for institutional accounts was 0.597% for the third quarter of 2011, increasing from 0.589% for the third quarter of 2010, and from 0.591% for the second quarter of 2011.  The year-over-year and second quarter to third quarter of 2011 increases were primarily due to performance fees recognized.

The weighted average fee rate for retail accounts was 0.395% for the third quarter of 2011, increasing from 0.389% for the third quarter of 2010, and from 0.378% for the second quarter of 2011.  The year-over-year and second quarter to third quarter of 2011 increases were primarily due to the higher mix of assets in the Company’s retail Emerging Market strategy, which typically carries a higher fee rate, as well as the timing of asset flows in our retail accounts.

Total operating expenses were $9.7 million in the third quarter of 2011, increasing from $9.2 million in the third quarter of 2010, and decreasing from $10.3 million in the second quarter of 2011.  The fluctuations in operating expenses year-over-year and from the third quarter of 2010 were primarily due to changes in compensation and benefits expenses.

As of September 30, 2011, employee headcount was 66, down from 71 at September 30, 2010, and from 68 at June 30, 2011.

The operating margin was 51.5% for the third quarter of 2011, compared to 50.3% for the third quarter of 2010, and 54.0% for the second quarter of 2011.

Other income/(expense) was an expense of $1.2 million for the third quarter of 2011, an expense of $1.1 million for the third quarter of 2010, and an expense of $2.0 million for the second quarter of 2011.  Other income/(expense) includes the net realized and unrealized gain/(loss) recognized by the Company on its direct investments, as well as those recognized by the Company’s external investors on their investments in investment partnerships that the Company is required to consolidate.  The realized and unrealized gain/(loss) associated with the investments of the Company’s outside interests are offset in net income attributable to non-controlling interests.  Third quarter 2011 other income/(expense) also included expenses of $0.1 million associated with an increase in the Company’s liability to its selling and converting shareholders resulting from changes in the realizability of its related deferred tax asset.  Such adjustments generated expenses of $1.7 million and $2.1 million in the third quarter of 2010 and second quarter of 2011, respectively.  Details of other income/(expense), as well as a reconciliation of the related GAAP and non-GAAP measures, are shown below:

Other Income/(Expense) (unaudited)
($ thousands)
	Three Months Ended
	September 30,	June 30,	September 30,
	2011	2011	2010

Interest and Dividend Income	$101	$104	$85
Net Realized and Unrealized Gain/(Loss) from Investments	(1,150)	186	544
Change in Liability to Selling and Converting Shareholders¹	(50)	(2,140)	(1,725)
Other Income/(Expense)	(61)	(121)	3
GAAP Other Expense	(1,160)	(1,971)	(1,093)
Change in Liability to Selling and Converting Shareholders¹	50	2,140	1,725
Outside Interests of Investment Partnerships²	714	(1)	(311)
Non-GAAP Other Income/(Expense), Net of
Outside Interests	$(396)	$168	$321

	Nine Months Ended
	September 30,	September 30,
	2011	2010

Interest and Dividend Income	$244	$270
Interest Expense	-	(232)
Net Realized and Unrealized Gain/(Loss) from Investments	(709)	137
Change in Liability to Selling and Converting Shareholders¹	(2,307)	(1,633)
Other Income/(Expense)	(232)	72
GAAP Other Expense	(3,004)	(1,386)
Change in Liability to Selling and Converting Shareholders¹	2,307	1,633
Outside Interests of Investment Partnerships²	663	(149)
Non-GAAP Other Income/(Expense), Net of Outside Interests	$(34)	$98
________________________________________________
1.
Reflects the change in the liability to the Company’s selling and converting shareholders associated with the deferred tax asset generated by the Company’s initial public offering and subsequent unit conversions.

2.	Represents the non-controlling interest allocation of the loss/(income) of the Company’s consolidated investment partnerships to its external investors.

The Company recognized $1.5 million in income tax expense for the third quarter of 2011, a $1.1 million income tax benefit for the third quarter of 2010, and a $0.5 million income tax benefit for the second quarter of 2011.  Third quarter 2011 income taxes included a $0.3 million expense associated with an increase to the valuation allowance recorded against the Company’s deferred tax asset related to its tax receivable agreement.  Such adjustments generated an income tax benefit of $2.2 million and $2.0 million in the third quarter of 2010 and second quarter of 2011, respectively.  Details of the income tax expense/(benefit), as well as a reconciliation of the related GAAP and non-GAAP measures, are shown below:

Income Tax Expense/(Benefit) (unaudited)
($ thousands)
	Three Months Ended
	September 30,	June 30,	September 30,
	2011	2011	2010

Unincorporated Business Tax Expense	$596	$699	$546
Corporate Income Tax Expense	622	765	565
Non-GAAP Income Tax Expense	1,218	1,464	1,111
Change in Valuation Allowance¹	282	(1,980)	(2,186)
GAAP Income Tax Expense/(Benefit)	$1,500	$(516)	$(1,075)

	Nine Months Ended
	September 30,	September 30,
	2011	2010

Unincorporated Business Tax Expense	$2,062	$1,783
Corporate Income Tax Expense	2,068	1,663
Non-GAAP Income Tax Expense	4,130	3,446
Change in Valuation Allowance¹	(2,563)	(2,073)
GAAP Income Tax Expense	$1,567	$1,373
________________________________________________
1.
Reflects the change in the valuation allowance assessed against the deferred tax asset established as part of the Company’s initial public offering and subsequent unit conversions.  This valuation allowance was initially recorded by the Company on September 30, 2008.

Non-controlling interests in the operations of the Company’s operating company and consolidated subsidiaries are comprised of the following:

Non-Controlling Interests (unaudited)
($ thousands)

	Three Months Ended
	September 30,	June 30,	September 30,
	2011	2011	2010

Operating Company Allocation¹	$7,811	$9,740	$7,722
Outside Interests of Investment Partnerships²	(714)	1	311
GAAP Net Income Attributable to Non-Controlling Interests	$7,097	$9,741	$8,033

	Nine Months Ended
	September 30,	September 30,
	2011	2010

Operating Company Allocation¹	$26,841	$23,483
Outside Interests of Investment Partnerships²	(663)	149
GAAP Net Income Attributable to Non-Controlling Interests	$26,178	$23,632
________________________________________________
1.	Represents the non-controlling interest allocation of the income of Pzena Investment Management, LLC that is retained by its members.

2.	Represents the non-controlling interest allocation of the income/(loss) of the Company’s consolidated investment partnerships to its external investors.

On October 19, 2011, the Company’s Board of Directors approved a quarterly dividend of $0.03 per share of its Class A common stock to be declared on October 25, 2011.  The following dates apply to the dividend:

Record Date:         November 17, 2011

Payment Date:      December 1, 2011

During the last twelve months, inclusive of the dividend noted above, the Company declared total dividends of $0.27 per share of its Class A common stock.

Third quarter 2011 Earnings Call Information

Pzena Investment Management, Inc. (NYSE: PZN) will hold a conference call to discuss its third quarter 2011 financial results and outlook at 10:00 am. ET, Wednesday, October 26, 2011.  The call will be open to the public.
Webcast Instructions: To gain access to the webcast, which will be "listen-only," go to the Events page in the Investor Relations area of the Company’s website, www.pzena.com.
Teleconference Instructions: To gain access to the conference call via telephone, U.S./Canada callers should dial 877-820-5027; international callers should dial 706-679-9396.  The conference ID number is 18583509.

Replay: The conference call will be available for replay through November 3, 2011, on the web using the information given above.

About Pzena Investment Management

Pzena Investment Management, LLC, the firm’s operating company, is a value-oriented investment management firm.  Founded in 1995, Pzena Investment Management has built a diverse, global client base.  More firm and stock information is posted at www.pzena.com.

Forward-Looking Statements

This press release may contain, in addition to historical information, forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  These forward-looking statements are based on the Company's current assumptions, expectations and projections about future events. Words like “believe,” “anticipate,” “intend,” “estimate,”  “expect,” “project,” and similar expressions are used to identify forward-looking statements, although not all forward-looking statements contain these words. These forward-looking statements are necessarily estimates reflecting the best judgment of the Company's management and involve a number of risks, uncertainties and assumptions that could cause actual results to differ materially from those expressed or implied by the forward-looking statements.

Among the factors that could cause actual results to differ from those expressed or implied by a forward-looking statement are those described in the sections entitled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Company’s Annual Report on Form 10-K, as filed with the SEC on March 15, 2011 and in the Company’s Quarterly Reports on Form 10-Q as filed with the SEC.  In light of these risks, uncertainties, assumptions, and factors, actual results could differ materially from those expressed or implied in the forward-looking statements.

You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date stated, or if no date is stated, as of the date of this release.

The Company is not under any obligation and does not intend to make publicly available any update or other revisions to any forward-looking statements to reflect circumstances existing after the date of this release or to reflect the occurrence of future events even if experience or future events make it clear that any expected results expressed or implied by those forward-looking statements will not be realized.

Contact:  Lawrence Kohn, 212-355-1600 or kohn@pzena.com

PZENA INVESTMENT MANAGEMENT, INC.

CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION
(in thousands)

	As of
	September 30,	December 31,
	2011	2010
	(unaudited)
ASSETS
Cash and Cash Equivalents	$36,862	$16,381
Restricted Cash	1,423	1,420
Advisory Fees Receivable	15,302	15,275
Investments, at Fair Value	5,341	3,323
Prepaid Expenses and Other Assets	797	1,217
Deferred Tax Asset, Net of Valuation Allowance of $60,282 and $59,431, respectively
	9,859	8,834
Property and Equipment, Net of Accumulated Depreciation of $3,024 and $2,727, respectively	1,796	1,952
TOTAL ASSETS	$71,380	$48,402

LIABILITIES AND EQUITY
Liabilities:
Accounts Payable and Accrued Expenses	$13,114	$3,879
Liability to Selling and Converting Shareholders	11,944	9,287
Deferred Compensation Liability	879	875
Other Liabilities	518	565
TOTAL LIABILITIES	26,455	14,606

Equity:
Total Pzena Investment Management, Inc.'s Equity	13,751	10,572
Non-Controlling Interests	31,174	23,224
TOTAL EQUITY	44,925	33,796
TOTAL LIABILITIES AND EQUITY	$71,380	$48,402

PZENA INVESTMENT MANAGEMENT, INC.

UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except share and per-share amounts)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2011	2010	2011	2010

REVENUE	$19,950	$18,482	$64,109	$57,020

EXPENSES
Compensation and Benefits Expense	7,727	7,375	24,375	22,026
General and Administrative Expense	1,969	1,837	5,972	5,927
TOTAL OPERATING EXPENSES	9,696	9,212	30,347	27,953
Operating Income	10,254	9,270	33,762	29,067

Total Other Expense	(1,160)	(1,093)	(3,004)	(1,386)

Income Before Taxes	9,094	8,177	30,758	27,681

Income Tax Expense/(Benefit)	1,500	(1,075)	1,567	1,373
Consolidated Net Income	7,594	9,252	29,191	26,308

Less: Net Income Attributable to
Non-Controlling Interests	7,097	8,033	26,178	23,632

Net Income Attributable to Pzena
Investment Management, Inc.	$497	$1,219	$3,013	$2,676

Earnings per Share - Basic and Diluted Attributable to Pzena Investment Management, Inc. Common Stockholders:
Net Income for Basic Earnings per Share	$497	$1,219	$3,013	$2,676
Basic Earnings per Share	$0.05	$0.13	$0.31	$0.29
Basic Weighted Average Shares Outstanding	10,013,573	9,367,659	9,770,068	9,125,477

Net Income for Diluted Earnings per Share	$497	$5,632	$18,350	$16,096
Diluted Earnings per Share	$0.05	$0.09	$0.28	$0.25
Diluted Weighted Average Shares Outstanding	10,013,573	64,993,746	65,011,182	65,006,198

PZENA INVESTMENT MANAGEMENT, INC.

UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except share and per-share amounts)

	Non-GAAP Basis		Non-GAAP Basis
	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2011	2010	2011	2010

REVENUE	$19,950	$18,482	$64,109	$57,020

EXPENSES
Compensation and Benefits Expense	7,727	7,375	24,375	22,026
General and Administrative Expense	1,969	1,837	5,972	5,927
TOTAL OPERATING EXPENSES	9,696	9,212	30,347	27,953
Operating Income	10,254	9,270	33,762	29,067

Total Other Income/(Expense), Net of Outside Interests	(396)	321	(34)	98

Income Before Taxes and Operating Company Allocation	9,858	9,591	33,728	29,165

Unincorporated Business Tax Expense	596	546	2,062	1,783
Allocable Income	9,262	9,045	31,666	27,382

Operating Company Allocation	7,811	7,722	26,841	23,483
Income Before Corporate Income Taxes	1,451	1,323	4,825	3,899

Corporate Income Tax Expense	622	565	2,068	1,663
Non-GAAP Net Income	$829	$758	$2,757	$2,236

Tax Receivable Agreement Income, Net of Taxes	(332)	461	256	440
GAAP Net Income	$497	$1,219	$3,013	$2,676

Earnings per Share - Basic and Diluted Attributable to Pzena Investment Management, Inc. Common Stockholders:
Net Income for Basic Earnings per Share	$829	$758	$2,757	$2,236
Basic Earnings per Share	$0.08	$0.08	$0.28	$0.25
Basic Weighted Average Shares Outstanding	10,013,573	9,367,659	9,770,068	9,125,477

Net Income for Diluted Earnings per Share	$5,292	$5,171	$18,094	$15,656
Diluted Earnings per Share	$0.08	$0.08	$0.28	$0.24
Diluted Weighted Average Shares Outstanding	64,910,014	64,993,746	65,011,182	65,006,198